Exhibit 10.4

Broadwood Partners, L.P.

c/o Broadwood Capital, Inc.

724 Fifth Avenue, 9th Floor

New York, NY 10019

July 27, 2012

Comarco, Inc.

25541 Commercentre Drive

Lake Forest, CA 92630

Facsimile: (949) 599-1430

Attention: Tom Lanni

Re:	Common Stock Purchase Warrant Issuance Commitment Letter

Ladies and Gentlemen:

We refer to that certain senior secured loan agreement, dated July 27, 2012 (the “LoanAgreement”), by and amongBroadwood Partners, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the “Lender”), Comarco, Inc., a corporation incorporated under the laws of the State of California, as borrower (the “Borrower”), and Comarco Wireless Technologies, Inc., a corporation incorporated under the laws of the State of Delaware, as guarantor (the “Guarantor” and, together with the Lender and the Borrower, the “Parties” and each a “Party”), pursuant to which the Lender advanced US$2,000,000 to the Borrower . Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings when used herein.

In connection with the Loan Agreement,the Borrowerhas agreed to attempt to raise capital pursuant to either (i) a rights offering in which the Borrower shall issue rights to all of its existing shareholders other than the Lender on a pro rata basis, permitting said shareholders to purchase additional shares of common stock of the Borrower; (ii) a public offering of shares of the Borrower’s common stock to accredited investors other that the Lender, which such common stock shall be registered pursuant to applicable securities laws; or (iii) a private offering of shares of the Borrower’scommon stock to accredited investors other than the Lender, which such common stock shall be exempt from registration pursuant to applicable securities laws, subject, in each instance, to the terms and conditions to be contained in the documents to be hereinafter executed in connection herewith (each an “Offering”).

In consideration for the Lender agreeing to enter into the Loan Agreement and advance the Loan proceeds pursuant to the terms and conditions thereof, the Borrower hereby expressly agrees to issue, on the earlier of the Maturity Date or the completion of the Offering, a common stock purchase warrant,substantially in the form attached to the Loan Agreement as Exhibit F, in favor of Lender, pursuant to which the Borrower shall grant the Lender the right to purchase a certain number of shares of the Borrower’s common stock at the per share price of US$1.00, subject to the terms and conditions therein contained (the “Warrant”). The number of shares of the Borrower’s common stock which the Lender shall be permitted to purchase pursuant to the Warrant shall be determined as follows (one of the following):

1.	Providedthat the Offering results in a capital raise to the Borrower of more than US$3,000,000, no Warrant shall be issued; or

2.	Providedthat the Offering results in a capital raise to the Borrower of more than US$2,000,000 but less than or equal to US$3,000,000, the Warrant shall be issued to permit the purchase of 250,000 shares of the Borrower’s common stock; or

3.	Providedthat the Offering results in a capital raise to the Borrower of more than US$1,000,000 but less than or equal to US$2,000,000, the Warrant shall be issued to permit the purchase of 500,000 shares of the Borrower’s common stock; or

4.	Providedthat there is no Offering undertaken by the Borrower, the Offering results in no capital raise, or the Offering results in a capital raise to the Borrower of less than or equal to US$1,000,000, the Warrant shall be issued to permit the purchase of 1,000,000 shares of the Borrower’s common stock.

The Warrant issued hereby shall be in addition to, and not in substitution for, the two common stock purchase warrants issued in connection with the Loan Agreement and the Stock Purchase Agreement.

This letter agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement.

In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

[signature page follows]

Very truly yours,

BROADWOOD PARTNERS, L.P.

By:	/s/ Neal C. Bradsher
Name:	Neal C. Bradsher
Title:	President, Broadwood Capital, Inc.
(General Partner of Broadwood Partners, L.P.)

ACCEPTED AND AGREED:

COMARCO, INC.

By:	/s/ Thomas W. Lanni
Name:	Thomas W. Lanni
Title:	President & CEO

[signature page to Common Stock Purchase Warrant Issuance Commitment Letter]